Exhibit 10.2
FIRST POTOMAC REALTY INVESTMENT LIMITED PARTNERSHIP
7600 Wisconsin Avenue, 11th Floor
Bethesda, Maryland 20814

Dated as of: September 30, 2007
KeyBank National Association,
as Administrative Agent
127 Public Square
Cleveland, OH 44114
Attention: John C. Scott

Re:	Amendment No. 1 to Secured Term Loan Agreement
Ladies and Gentlemen:
     We refer to the Secured Term Loan Agreement dated as of August 7, 2007 (as amended and in effect from time to time, the “Credit Agreement”), by and among FIRST POTOMAC REALTY INVESTMENT LIMITED PARTNERSHIP, a Delaware limited partnership (the “Borrower”), KEYBANK NATIONAL ASSOCIATION and the other lending institutions which are parties thereto (individually, a “Lender” and collectively, the “Lenders”), and KEYBANK NATIONAL ASSOCIATION, as administrative agent for itself and each other Lender (the “Agent”). Capitalized terms used in this letter of agreement (this “Amendment”) which are not defined herein, but which are defined in the Credit Agreement, shall have the same meanings herein as therein, as the context so requires.
     We have requested the Lenders to make certain amendments to the Credit Agreement, and you have advised us that the Lenders are prepared and would be pleased to make the amendments so requested by us on the condition that we join in this Amendment.
     Accordingly, in consideration of these premises, the promises, mutual covenants and agreements contained in this Amendment, and fully intending to be legally bound by this Amendment, we hereby agree as follows:

ARTICLE I
AMENDMENTS TO CREDIT AGREEMENT
     Effective as of September 30, 2007, and subject to the fulfillment of the conditions contained in Article III of this Amendment, the Credit Agreement is amended in each of the following respects:
     (a) The term “Loan Documents” shall, wherever used in the Credit Agreement or any of the other Loan Documents, be deemed to also mean and include this Amendment.
     (b) Section 10.5 of the Credit Agreement is amended to read in its entirety as follows:
     §10.5. Borrowing Base Pool Leverage. As at the end of (i) the fiscal quarter ending September 30, 2007, the Borrower shall not permit Consolidated Borrowing Base Indebtedness to exceed 76% the aggregate Value of Eligible Borrowing Base Properties and (ii) any fiscal quarter ending on or after December 31, 2007 or any other date of measurement, the Borrower shall not permit Consolidated Borrowing Base Indebtedness to exceed 70% the aggregate Value of Eligible Borrowing Base Properties.
     (c) Section 10.6 of the Credit Agreement is amended to read in its entirety as follows:
     §10.6. Borrowing Base Pool Debt Service Coverage Ratio. As of the end of (i) the fiscal quarter ending September 30, 2007, the ratio of (i) Adjusted Net Operating Income for the applicable quarter, annualized; divided by (ii) Implied Debt Service for the applicable period shall not be less than 1.28 to 1.0 and (ii) any fiscal quarter ending on or after December 31, 2007, the ratio of (i) Adjusted Net Operating Income for the applicable quarter, annualized; divided by (ii) Implied Debt Service for the applicable period shall not be less than 1.40 to 1.0.
ARTICLE II
COVENANT
     The Borrower agrees, in consideration of the agreements set forth in this Amendment, that on or before November 30, 2007, it will provide additional Eligible Borrowing Base Properties to the Borrowing Base Pool in accordance with the terms of the Credit Agreement in an amount sufficient (i) so that the Consolidated Borrowing Base Indebtedness does not exceed 70% of the aggregate Value of Eligible Borrowing Base Properties and (ii) to permit the ratio of (i) Adjusted Net Operating Income for the applicable quarter, annualized; divided by (ii) Implied Debt Service for the applicable period to equal or exceed 1.40 to 1.0, with such calculations to be made on a pro forma basis using the Borrower’s September 30, 2007 results, after giving effect to the addition of such Eligible Borrowing Base Properties.

ARTICLE III
CONDITIONS PRECEDENT TO AMENDMENT
     The Lenders’ agreement herein to amend the Credit Agreement as of the Amendment Date is subject to the fulfillment to the satisfaction of the Lenders of the following conditions precedent on or prior to such date:
     (a) The Borrower shall have executed and delivered to the Agent a counterpart of this Amendment, which shall be in form and substance satisfactory to the Lenders;
     (b) The Guarantor shall have acknowledged and consented to the provisions of this Amendment; and
     (c) The Agent and the Majority Lenders shall have executed this Amendment.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES
     The Borrower and the Guarantor hereby represent and warrant to you as follows:
     (a) Representations and Warranties. Each of the representations and warranties made by the Borrower and the Guarantor, as applicable, to the Agent and the Lenders in the Credit Agreement and other Loan Documents, as applicable, was true, correct and complete when made and is true, correct and complete on and as of the date hereof with the same full force and effect as if each of such representations and warranties had been made by the Borrower and the Guarantor on the date hereof and in this Amendment, except to the extent that such representations and warranties relate solely to a prior date.
     (b) No Defaults or Events of Default. No Default or Event of Default exists on the date hereof, after giving effect to this Amendment, and no condition exists on the date hereof which would, with notice or the lapse of time, or both, constitute a Default or an Event of Default under the Credit Agreement.
     (c) Binding Effect of Documents. This Amendment has been duly authorized, executed and delivered to you by the Borrower and the Guarantor and is in full force and effect as of the date hereof, and the agreements and obligations of the Borrower and the Guarantor contained herein and therein constitute the legal, valid and binding obligations of the Borrower and Guarantor enforceable against the Borrower and Guarantor in accordance with their respective terms.

ARTICLE V
MISCELLANEOUS
     This Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed an original, but all of which together shall constitute one instrument. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto. Except to the extent specifically amended and supplemented hereby, all of the terms, conditions and the provisions of the Credit Agreement and each of the other Loan Documents shall otherwise remain unmodified, and the Credit Agreement and each of the other Loan Documents, as amended and supplemented by this Amendment, are confirmed as being in full force and effect, and the Borrower and the Guarantor hereby ratify and confirm all of its agreements and obligations contained therein, as applicable.

     If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart of this Amendment, whereupon this Amendment, as so accepted by you, shall become a binding agreement between you and the undersigned.

Very truly yours, FIRST POTOMAC REALTY INVESTMENT LIMITED PARTNERSHIP
By:	First Potomac Realty Trust, its sole general partner

By:	s Barry H. Bass
Barry H. Bass, Chief Financial
Officer and Executive Vice President

(Signatures continued on next page)

[Consent to Amendment No. 1 to Secured Term Loan Agreement]
CONSENT OF GUARANTOR
     FIRST POTOMAC REALTY TRUST (the “Guarantor”) has guaranteed the Obligations (as defined in the Guaranty by the Guarantor in favor of the Lenders and the Agent, dated as of August 7, 2007 (the “Guaranty”). By executing this consent, the Guarantor hereby absolutely and unconditionally reaffirms to the Agent and the Lenders that the Guarantor’s Guaranty remains in full force and effect. In addition, the Guarantor hereby acknowledges and agrees to the terms and conditions of this Amendment and the Credit Agreement as amended hereby (including, without limitation, the making of the representations and warranties and the performance of the covenants applicable to it herein or therein).

GUARANTOR: FIRST POTOMAC REALTY TRUST
By:	s Barry Bass
Barry Bass, Executive Vice President and
Chief Financial Officer

ACCEPTED AND AGREED AS OF
THE 30th DAY OF SEPTEMBER, 2007:

KEYBANK NATIONAL ASSOCIATION, Individually and as Administrative Agent
By:	/s/ John Scott
	Name:	John Scott
	Title:	Vice President

PNC BANK, NATIONAL ASSOCIATION, Individually
By:	/s/ Timothy P. Gleeson
	Name:	Timothy P. Gleeson
	Title:	Vice President